SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2011

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Lakeland Financial Corporation
(Exact name of Registrant as specified in its charter)

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Indiana	0-11487	35-1559596
(State or other jurisdiction	(Commission File Number)	(IRS Employer
Of incorporation)		Identification No.)

202 East Center Street, P.O. Box 1387, Warsaw, Indiana 46581-1387

(Address of principal executive offices) (Zip Code)

(574) 267-6144

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 10, 2011, Lakeland Financial Corporation issued a press release announcing that Blake W. Augsburger has been appointed to the Boards of Directors of Lakeland Financial Corporation and Lake City Bank.  Mr. Augsburger will serve an initial term as director of Lakeland Financial Corporation that will expire at the annual meeting of the stockholders to be held in 2013, at which time it is expected that he will be nominated for a full three-year term.  It has not yet been determined on which committees he will serve.  There are no other arrangements or understandings between Mr. Augsburger and any other person pursuant to which Mr. Augsburger was selected as a director.  The news release is attached as Exhibit 99.1.

Mr. Augsburger will be entitled to receive compensation for his service on the Board of Directors consistent with the Company’s director compensation program for non-employee directors, as described under the heading Director Compensation in the Company’s proxy statement for its 2011 Annual Meeting of Stockholders as filed with the Securities and Exchange Commission on March 7, 2011, which description is incorporated in this Form 8-K by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1  Press Release dated August 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND FINANCIAL CORPORATION

Dated:  August 10, 2011                                                                By:  /s/David M. Findlay

David M. Findlay
President and Chief Financial Officer